Exhibit 10.3

TRIMAS CORPORATION

2011 OMNIBUS INCENTIVE COMPENSATION PLAN, AS AMENDED

NON-QUALIFIED STOCK OPTION AGREEMENT

TriMas Corporation (the “Corporation”), pursuant to its 2011 Omnibus Incentive Compensation Plan, as amended (the “Plan”), has granted to Optionee listed below (“Optionee”), a Non-Qualified Option (“Option”) to purchase the number of shares of Stock set forth below, subject to the terms and conditions of the Plan and this Non-Qualified Stock Option Agreement (this “Agreement”).

Unless otherwise defined in this Agreement, the terms defined in the Plan shall have the same defined meanings in this Agreement.

I.	NOTICE OF NON-QUALIFIED STOCK OPTION GRANT (“NOTICE OF GRANT”)

Optionee:                    [insert Optionee]
Date of Agreement:                [insert date of Agreement]
Grant Date (“Date of Grant”):            [insert grant date]
Option Price per share of Stock (“Share”):    [insert option price]
Total Number of Shares Subject to Option:    [insert number of shares]
Term/Expiration Date:                [insert term/expiration date]

Type of Option:        Non-Qualified Option

Vesting Schedule:
Subject to the terms of the Plan and this Agreement, this Option shall vest and become exercisable with respect to 33-1/3% of the Shares subject hereto on each of the first three anniversaries of the Date of Grant, subject to Optionee’s continued status as a Service Provider through each such date.

Termination Period:
Except in the event of a termination of Optionee’s continued status as a Service Provider by the Corporation for Cause, this Option may be exercised, to the extent vested, for ninety (90) days after Optionee ceases to be a Service Provider, or such longer period as may be applicable upon the death or Disability of Optionee as provided herein, but in no event later than the Term/Expiration Date as provided above. In the event that Optionee’s service with the Corporation is terminated by the Corporation for Cause, the Option shall terminate without consideration with respect to all Shares subject hereto (whether vested or unvested) as of the start of business on the date of such termination.

II.	AGREEMENT

A.Grant of Option. The Corporation has granted to Optionee an Option to purchase the number of Shares set forth in the Notice of Grant, at the Option Price set forth in the Notice of Grant (the “Exercise Price”). Notwithstanding anything to the contrary anywhere else in this Agreement, the Option is subject to the terms, definitions and provisions of the Plan, which are incorporated herein by reference. This Option is not intended to constitute an incentive stock option under Section 422 of the Code.

B.Exercise of Option. This Option is exercisable as follows:

(1)Right to Exercise.

(a)This Option shall be exercisable cumulatively according to the vesting schedule set forth in the Notice of Grant. For purposes of this Agreement, this Option shall vest based on Optionee’s continued status as a Service Provider.

(b)This Option may not be exercised for a fraction of a Share.

(c)In the event of Optionee’s death, Disability or other termination of Optionee’s status as a Service Provider, the exercisability of the Option shall be governed as set forth in E through H below.

(d)In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in the Notice of Grant.

(2)Method of Exercise. This Option shall be exercisable by written notice (substantially in a form acceptable to the Corporation) (“Exercise Notice”). The Exercise Notice must state the number of Shares for which the Option is being exercised and contain such other representations and agreements with respect to such Shares as may be required by the Corporation pursuant to the provisions of the Plan. The Exercise Notice must be accompanied by payment of the Exercise Price plus payment of any applicable income and employment withholding taxes. This Option shall be deemed to be exercised upon receipt by the Corporation of such Exercise Notice accompanied by the Exercise Price and payment of any applicable withholding taxes.

No Shares shall be issued pursuant to the exercise of the Option unless such issuance and exercise comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Shares.

C.Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of Optionee:

(1)cash;

(2)check;

(3)subject to any conditions or limitations established by the Committee, the Corporation’s withholding Shares otherwise issuable upon exercise of the Option pursuant to a “net exercise” arrangement; or

(4)any combination of the foregoing methods of payment.

D.Restrictions on Exercise. If the issuance of Shares upon exercise or if the method of payment for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation, the Option may not be exercised. The Corporation may require Optionee to make any representation and warranty to the Corporation as may be required by any applicable law or regulation before allowing the Option to be exercised.

E.Termination of Relationship. If Optionee ceases to be a Service Provider (other than by reason of a termination by the Corporation for Cause or Optionee’s death or Disability), to the extent vested as of the date on which Optionee ceases to be a Service Provider (taking into consideration any vesting that may occur in connection with such termination), the Option shall remain exercisable for ninety (90) days following such date of termination (but in no event later than the expiration date of the term of the Option as set forth in the Notice of Grant). To the extent that the Option is not vested as of the date on which Optionee ceases to be a Service Provider, or if Optionee does not exercise the Option within the time specified herein, the Option shall terminate.

F.Termination for Cause. If Optionee ceases to be a Service Provider by reason of a termination by the Corporation for Cause, the Option shall terminate as of the start of business on the date of Optionee’s termination, regardless of whether the Option is then vested and/or exercisable with respect to any Shares.

G.Disability of Optionee. If Optionee ceases to be a Service Provider as a result of Disability, the Option, to the extent vested as of the date on which Optionee ceases to be a Service Provider, shall remain exercisable for twelve (12) months from such date (but in no event later than the expiration date of the term of the Option as set forth in the Notice of Grant). To the extent that the Option is not vested as of the date on which Optionee ceases to be a Service Provider, or if Optionee does not exercise such Option within the time specified herein, the Option shall terminate.

H.Death of Optionee. If Optionee ceases to be a Service Provider as a result of Optionee’s death, the Option, to the extent vested as of the date of death, shall remain exercisable for twelve (12) months following the date of death (but in no event later than the expiration date of the term of the Option as set forth in the Notice of Grant) by Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance. To the extent that the Option is not vested as of the date of death, or if the Option is not exercised within the time specified herein, the Option shall terminate.

I.Non-Transferability of Option. Subject to the terms of the Plan, without advance approval by the Committee, this Option (1) may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by laws of descent or distribution, and (2) may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

J.Term of Option. This Option may be exercised only within the term set forth in the Notice of Grant.

K.Restrictions on Shares. Optionee hereby agrees that any and all Shares purchased upon each exercise of the Option shall be subject to the terms and conditions set forth in the Exercise Notice, and Optionee further agrees to be bound by the terms of such Exercise Notice with respect to all such Shares.

L.Code Section 409A. Without limiting the generality of any other provision of this Agreement, Section 18.9 of the Plan pertaining to Code Section 409A is hereby explicitly incorporated into this Agreement.

M.No Right to Employment. The Option is a voluntary, discretionary bonus being made on a one-time basis and it does not constitute a commitment to make any future awards. The Option and any related payments made to Optionee will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing in the Plan or in this Agreement shall confer upon Optionee any right to continue as an employee, director or consultant of the Corporation or any parent or Subsidiary, or shall interfere with or restrict in any way the rights of the Corporation or any parent or Subsidiary, which are hereby expressly reserved, to discharge Optionee at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written employment agreement between Optionee and the Corporation or any parent or Subsidiary.

N.Relation to Other Benefits. Any economic or other benefit to Optionee under this Agreement or the Plan shall not be taken into account in determining any benefits to which Optionee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Corporation or any of its Subsidiaries and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Corporation or any of its Subsidiaries.

O.Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect Optionee’s rights with respect to the Option without Optionee’s consent and Optionee’s consent shall not be required to an amendment that is deemed necessary by the Corporation to ensure compliance with Section 10D of the Exchange Act.

P.Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

Q.Relation to Plan. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein or in the Plan, have the right to determine any questions which arise in connection with this Agreement. Notwithstanding anything in this Agreement to the contrary, Optionee acknowledges and agrees that this Agreement and the award described herein are subject to the terms and conditions of the Corporation’s clawback policy (if any) as may be in effect from time to time specifically to implement Section 10D of the Exchange Act and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Stock may be traded). Further, this Option will be subject to mandatory adjustment as provided in Section 17 of the Plan.

R.Withholding Taxes. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made to or benefit realized by Optionee or other person under the Option, Optionee authorizes the Corporation or Optionee’s employer to withhold from the Shares otherwise deliverable upon exercise of the Option, as payment, the number of shares needed to satisfy any applicable minimum withholding obligations; or Optionee agrees to tender sufficient funds to satisfy any withholding obligations in connection with the exercise of the Option. Notwithstanding any other provision of this Agreement or the Plan, the Corporation shall not be obligated to guarantee any particular tax result for Optionee with respect to any benefit provided to Optionee hereunder, and Optionee shall be responsible for any taxes imposed on Optionee with respect to any such benefit.

S.Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the Option and Optionee’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request Optionee’s consent to participate in the Plan by electronic means. Optionee hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Corporation or another third party designated by the Corporation.

T.Governing Law. This Agreement shall be governed by and construed with the internal substantive laws of the State of Michigan, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.

U.Dispute Resolution. Optionee and the Corporation agree that any disagreement, dispute, controversy, or claim arising out of or relating to this Agreement, its interpretation, validity, or the alleged breach thereof, shall be settled exclusively and, consistent with the procedures specified in this Section II.U, irrespective of its magnitude, the amount in controversy, or the nature of the relief sought.

(1)Negotiation. In the event of any dispute, controversy, claim, question or disagreement arising from or relating to this Agreement or the breach thereof, Optionee and the Corporation shall use their best efforts to settle the dispute, claim, question or disagreement. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties.

(2)Arbitration. If Optionee and the Corporation do not reach such solution within a period of thirty (30) days, then, upon written notice by Optionee to the Corporation or the Corporation to Optionee, all disputes, claims, questions, controversies, or differences shall be submitted to arbitration administered by the American Arbitration Association (the “AAA”) in accordance with the provisions of its Employment Arbitration Rules (the “Arbitration Rules”).

(3)Arbitrator. The arbitration shall be conducted by one arbitrator skilled in the arbitration of executive employment matters. The parties to the arbitration shall jointly appoint the arbitrator within thirty (30) days after initiation of the arbitration. If the parties fail to appoint an arbitrator as provided above, an arbitrator with substantial experience in executive employment matters shall be appointed by the AAA as provided in the Arbitration Rules. The Corporation shall pay all of the reasonable fees, if any, and expenses of the arbitrator and the arbitration, unless otherwise determined by the arbitrator. Each party to the arbitration shall be responsible for his/its respective attorneys fees or other costs of representation.

(4)Location. The arbitration shall be conducted in Oakland County, Michigan.

(5)Procedure. At any oral hearing of evidence in connection with the arbitration, each party or its legal counsel shall have the right to examine its witnesses and cross-examine the witnesses of any opposing party. No evidence of any witness may be presented in any form unless the opposing party or parties has the opportunity to cross-examine the witness, except under extraordinary circumstances in which the arbitrator determines that the interests of justice require a different procedure.

(6)Decision. Any decision or award of the arbitrator shall be final and binding upon the parties to the arbitration proceeding. The parties agree that the arbitration award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found and that a judgment upon the arbitration award may be entered in any court having jurisdiction.

(7)Power. Nothing contained herein shall be deemed to give the arbitrator any authority, power, or right to alter, change, amend, modify, add to, or subtract from any of the provisions of this Agreement.

The provisions of this Section II.U shall survive the termination or expiration of this Agreement, shall be binding upon the Corporation’s and Optionee’s respective successors, heirs, personal representatives, designated beneficiaries and any other person asserting a claim described above, and may not be modified without the consent of the Corporation. To the extent arbitration is required, no person asserting a claim has the right to resort to any federal, state or local court or administrative agency concerning the claim unless expressly provided by federal statute, and the decision of the arbitrator shall be a complete defense to any action or proceeding instituted in any tribunal or agency with respect to any dispute, unless precluded by federal statute.

(Signature Page Follows)

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one document.

TRIMAS CORPORATION

Dated: [Date]	By: /s/ Joshua A. Sherbin Name: Joshua A. Sherbin Title: Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE OPTION AND THE PURCHASE OF SHARES PURSUANT TO THE OPTION IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE CORPORATION (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE CORPORATION’S 2011 OMNIBUS INCENTIVE COMPENSATION PLAN, AS AMENDED, WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION AS A SERVICE PROVIDER OF THE CORPORATION OR ANY PARENT OR SUBSIDIARY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE CORPORATION’S RIGHT TO TERMINATE OPTIONEE’S SERVICE PROVIDER RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE AND WITH OR WITHOUT PRIOR NOTICE.

BY CLICKING THE “ACCEPT” BUTTON BELOW, OPTIONEE ACKNOWLEDGES RECEIPT OF A COPY OF THE PLAN AND REPRESENTS THAT OPTIONEE IS FAMILIAR WITH THE TERMS AND PROVISIONS OF THE PLAN. OPTIONEE ACCEPTS THIS OPTION SUBJECT TO ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT AND THE PLAN. OPTIONEE HAS REVIEWED THE PLAN AND THIS AGREEMENT IN THEIR ENTIRETY. OPTIONEE AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE COMMITTEE UPON ANY QUESTIONS ARISING UNDER THE PLAN OR THIS OPTION.